Exhibit (g)(2):Form of Global Custody Agreement between the Registrant and First -------------- Union National Bank with respect to The Brown Capital Management
                                  International Equity Fund

                      MUTUAL FUND GLOBAL CUSTODY AGREEMENT

             THE BROWN CAPITAL MANAGEMENT INTERNATIONAL EQUITY FUND

                            FIRST UNION NATIONAL BANK


                                Table of Contents
                                -----------------
Paragraph                                                               Page

1.       Definitions                                                      1
2.       Appointment                                                      2
3.       Delivery of Documents                                            2
4.       Delivery and Registration of the Property                        3
5.       Voting Rights                                                    3
6.       Receipt and Disbursement of Money                                4
7.       Receipt and Delivery of Securities                               5
8.       Pledge or Encumbrance of Securities or Cash                      5
9.       Pricing Services                                                 5
10.      Segregated Account                                               6
11.      Foreign Exchange                                                 6
12.      Non-Custody Securities                                           7
13.      Lending of Securities                                            7
14.      Overdrafts or Indebtedness                                       7
15.      Use of Depository or the Book-Entry System                       8
16.      Instructions Consistent With The Articles, etc.                  9
17.      Transactions Not Requiring Instructions                         10
18.      Transactions Requiring Instructions                             12
19.      Purchase and Sale of Securities                                 13
20.      Records                                                         15
21.      Cooperation with Accountants                                    15
22.      Reports to Fund by Independent Public Accountants               15
23.      Confidentiality                                                 16
24.      Equipment                                                       16
25.      Right to Receive Advice                                         16
26.      Compensation                                                    17
27.      Indemnification                                                 17
28.      Performance of Duties and Standard of Care                      18
29.      Effective Period; Termination and Amendment                     19
30.      Successor Custodian                                             19
31.      Notices                                                         20
32.      Further Actions                                                 20
33.      Additional Portfolios                                           20
34.      Miscellaneous                                                   20

ATTACHMENT A      Fees
ATTACHMENT B      Authorized Persons
ATTACHMENT C      Portfolios of the Fund

                      MUTUAL FUND GLOBAL CUSTODY AGREEMENT
                      ------------------------------------

         THIS AGREEMENT is made as of June 19, 1999, by and between The Brown Capital Management International Equity Fund, a series of Nottingham Investment Trust II ("Fund"), and FIRST UNION NATIONAL BANK, a National Bank ("First Union").

1.       Definitions.

                  Authorized Person means the Fund's President, Vice-President, Treasurer and any other person, whether or not that person is an officer or employee of the Fund, duly authorized by the Directors or Trustees of the Fund to give Proper Instructions on behalf of the Fund and listed on Attachment B hereto, which may be amended from time to time in writing.

                  Book-Entry System shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

                  Business Day shall mean any day on which First Union, the Book-Entry System, and relevant Depositories are open for business.

                  Depository shall include the Book-Entry System, the Depository Trust Company, and any other domestic securities depository, book-entry system or clearing agency registered with the Securities and Exchange Commission (the
SEC) or its successor or successors and its nominee or nominees, and shall also mean any other registered clearing agency, its successor or successors, specially identified in a certified copy of a resolution of the Fund's Directors or Trustees approving deposits by First Union therein. First Union shall hold Securities through a Depository only if (a) the Depository and any of its creditors may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to Securities except a claim of payment for their safe custody or administration, and (b) beneficial ownership of Securities may be freely transferred without the payment of money or value other than for safe custody or administration.

                  First Union shall include any office, branch or subsidiary of First Union National Bank.

                  Proper Instructions shall mean any notices, instructions or other instruments in writing First Union receives from an Authorized Person or from a person First Union reasonably believes to be an Authorized Person by letter, telex, facsimile transmission, First Union's on-line communication system, or any other method whereby First Union is able to verify with a reasonable degree of certainty the identity of the sender of the communications or the sender is required to provide a password or other identification code. Oral instructions will be considered Proper Instructions if First Union reasonably believes that an Authorized Person has given the oral instructions. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions that conflict with earlier Proper Instructions will supersede earlier Instructions unless First Union has already acted in reliance on the earlier Instructions.

         "Property" shall mean any and all Securities, cash, and other property of the Fund which the Fund may from time to time deposit, or cause to be deposited, with First Union or which First Union may from time to time hold for the Fund; all income of any Securities or other property; all proceeds of the sales of any Securities or other property; and all proceeds of the sale of securities issued by the Fund, which First Union receives from time to time from or on behalf of the Fund.

         "Securities" shall include, without limitation, any common stock and other equity securities; bonds, debentures and other debt securities; forwards, swaps, futures, derivatives, mortgages or other obligations; and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or a subcustodian).

2. Appointment. The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "l 940 Act"), and the Fund desires to retain First Union to serve as the Fund's custodian and First Union is willing to furnish these services. The Fund hereby appoints First Union to act as custodian of its Securities, cash and other Property on the terms set forth in this Agreement. First Union accepts this appointment and agrees to furnish the services set forth below for the compensation as provided in Paragraph 25 of this Agreement.

3. Delivery of Documents. The Fund will promptly furnish to First Union copies, properly certified or authenticated, of contracts, documents and other related information that First Union may request or requires to properly discharge its duties. These documents may include but are not limited to the following:

         a. Resolutions of the Fund's Directors or Trustees authorizing the appointment of first Union as custodian of the Property of the Fund and approving this Agreement;

         b.       Incumbency   and  signature   certificates   identifying   and
containing the signatures of the Fund's Authorized Persons;

         c. The Fund's Articles of Incorporation or Declaration of Trust filed with the Commonwealth of Massachusetts and all amendments thereto (the "Articles" or "Declaration");

         d.       The Fund's By-Laws and all amendments thereto (the "By-Laws");

         e. Resolutions of the Fund's Directors or Trustees approving the investment advisory agreement between the Fund and the Fund's investment adviser (the "Advisory Agreement");

         f.  The  Advisory  Agreement;   and  the  Fund's  current  Registration
Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act") as filed with the SEC; and

         g. The Fund's most recent prospectus including all amendments and supplements thereto (the "Prospectus").

         The Fund will furnish First Union from time to time with copies of all amendments of or supplements to the foregoing, if any. The Fund also will furnish First Union with a copy of the opinion of counsel for the Fund on the validity of the shares of common stock or units of beneficial interest (the "Shares") of the Fund and the status of the Shares under the 1933 Act as registered with the SEC, and under any other applicable federal law or regulation.

4. Delivery and Registration of the Property. The Fund will deliver or cause to be delivered to First Union all Property it owns, including cash received for the issuance of its Shares, at any time during the period of this Agreement, except for Securities and monies to be delivered to any subcustodian appointed pursuant to Paragraph 7. First Union will not be responsible for Securities and monies until First Union or any subcustodian actually receives them. All Securities delivered to First Union or to any subcustodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund, in the name of First Union or any nominee of First Union (with or without indication of fiduciary status), in the name of any subcustodian or any nominee of a subcustodian appointed pursuant to Paragraph 7, or shall be properly endorsed and in form for transfer satisfactory to First Union.

5.       Voting Rights.

         a. The Fund shall exercise voting and other rights and powers for all Securities, however registered. First Union's only duty shall be to mail for delivery on the next Business Day to the Fund any documents received, including proxy statements and offering circulars, with any proxies for Securities registered in a nominee name executed by the nominee. First Union shall vote or cause proxies to be voted only as expressly directed in writing pursuant to Proper Instructions of the Fund's Authorized Person. In the absence of Proper Instructions, neither First Union nor any subcustodian shall vote or cause proxies to be voted, and they shall expire without liability to First Union. First Union will not advise the Fund or act for the Fund in any legal proceedings, including bankruptcies, involving Securities the Fund holds or previously held or the issuers of these Securities, except as the Fund and First Union expressly agree upon in writing.

         b. First Union shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith and notices of exercise of call and put options the Fund writes and the maturity of futures contracts the Fund purchases or sells) First Union receives from issuers of the Securities the Fund holds. For tender or exchange offers, First Union shall transmit promptly by facsimile to the Fund all written information First Union receives from issuers of the Securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action on any tender offer, exchange offer or any other similar transaction, the Fund shall notify First Union at least three business days before the date on which First Union is to take action or upon the date the Fund first receives the notification, if later. Absent First Union's timely receipt of Proper Instructions, First Union shall not be liable for failure to take any action relating to or to exercise any rights the Securities confer.

         c. First Union shall notify the Fund of any rights or discretionary actions or of the date or dates by when the rights must be exercised or action must be taken provided that First Union has received, from the issuer or otherwise, timely notice of rights, discretionary corporate action, or dates. Absent actual receipt of this notice, First Union shall have no liability for failing to so notify the Fund.

6.       Receipt and Disbursement of Money.

         a. First Union shall open and maintain a custody account for the Fund (the "Account") subject only to draft or order by First Union acting pursuant to the terms of this Agreement, and shall hold in the Account, subject to the provisions in this Paragraph 6, all cash it receives by or for the Fund, other than cash the Fund maintains in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. First Union shall make payments of cash to, or for the account of, the Fund from cash only (i) for the purchase of Securities; (ii) in the case of a purchase of Securities effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Paragraph 14; (iii) in the case of repurchase agreements entered into between the Fund and First Union, or another bank, or a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), either (a) against delivery of the Securities either in certificate form or through an entry crediting First Union's account at the Federal Reserve Bank with the Securities or (b) against delivery of the receipt evidencing the Fund's purchase of Securities First Union owns along with written evidence of First Union's agreement to repurchase the Securities from the Fund; (iv) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; the transfer may be effected before receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper
Instructions from the Fund; (v) for the payment of dividends or other distributions on shares declared pursuant to the governing documents of the Fund, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which the Fund is to bear under the terms of this Agreement, any Advisory Agreement, or any administration agreement; (vi) for payments in connection with the conversion, exchange or surrender of Securities the Fund owns or subscribes to and First Union holds or is to deliver ; (vii) to a subcustodian pursuant to Paragraph 7; (viii) for common expenses the Fund incurs in the ordinary course of its business, including but not limited to printing and mailing expenses, legal fees, accountants' fees, exchange fees; or
(ix) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of the payment, setting forth the purpose for which the payment is to be made, declaring the purpose to be a proper purpose, and naming the person or persons to whom the payment is to be made.

         b. First Union is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

7.       Receipt and Delivery of Securities.

         a. Except as provided in this Paragraph 7, First Union shall hold and physically segregate all Securities and non-cash Property it receives for the Fund. First Union will hold or dispose of all Securities and non-cash Property for the Fund pursuant to the terms of this Agreement. In the absence of Proper Instructions accompanied by a certified resolution of the Fund's Board authorizing the specific transaction, First Union shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any Securities and other Property, except in accordance with this Agreement. In no case may any director, trustee, officer, employee or agent of the Fund withdraw any Securities. First Union may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain Securities and cash First Union is to hold for the account of the Fund pursuant to this Agreement; provided that each bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with First Union to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. First Union will be liable for acts or omissions of any subcustodian. First Union shall employ subcustodians upon receipt of Proper Instructions, but only in accordance with an applicable vote of the Board of Directors or Trustees of the Fund.

         b. Promptly after the close of business on each day First Union shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where Securities are transferred to the account of the Fund established at a Securities Depository or Book-Entry System pursuant to this Paragraph 7, First Union shall also by book-entry or otherwise identify as belonging to the Fund the quantity of Securities in a fungible bulk of Securities registered in the name of First Union (or its nominee) or shown in First Union's account on the books of a Securities Depository or Book-Entry System. At least monthly and from time to time, First Union shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

8. Pledge or Encumbrance of Securities or Cash. Except as provided in this Agreement, First Union may not pledge, assign, hypothecate or otherwise encumber Property in any Account without the Fund's prior written consent.

9. Pricing Services: First Union is authorized to use any vendor (including brokers and dealers of Securities) First Union reasonably believes to be reliable to provide pricing and other information regarding Securities in the Account. The Fund understands that certain pricing information for complex financial instruments (e.g., derivatives) or thinly-traded Securities may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between the calculated amounts and actual market values may be material. Where vendors do not provide information for particular Securities, an Authorized Person may advise First Union regarding the fair market value of, or provide other information about, the Securities as the Authorized Person determines in good faith. First Union shall not be liable for any loss, damage or expense incurred as a result of errors or omissions for any pricing or other information First Union uses under this Agreement.

10. Segregated Account. First Union shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities First Union maintains in an account pursuant to Paragraph 7, (i) in accordance with the provisions of any agreement among the Fund, First Union and a broker-dealer registered under the Securities Exchange Act of 1934 (the Exchange Act) and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with Fund transactions, (ii) for purposes of segregating cash or government securities in connection with options the Fund purchases, sells or writes or commodity futures contracts or options thereon the Fund purchases or sells, (iii) for the purposes of the Fund's compliance with the procedures set out in Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to registered investment companies maintenance of segregated accounts and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of the segregated account and declaring the purposes to be proper corporate purposes.

11.      Foreign Exchange.

         a. For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in the currency of the Fund's home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Custodian shall provide the Fund with immediately available funds, which result from the actual settlement of all sale transactions each day, based upon advices Custodian receives from its Subcustodians and Depositories. Such funds shall be in the currency of Fund's home jurisdiction or such other currency as the Fund may specify to Custodian.

         b. Any foreign exchange transaction Custodian effects in connection with this Agreement may be entered with Custodian acting as principal or otherwise through customary banking channels. The Fund may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, except to the extent that this paragraph is inconsistent with paragraph 35 (the Rule 17 f-5 Amendment), the Fund shall bear the risks that Depository rules or procedures, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Property held outside the Fund's jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another. Custodian shall not be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to the Fund for any loss resulting from any of the foregoing events.

12. Non-Custody Securities. As an accommodation to the Fund, First Union may provide consolidated recordkeeping services pursuant to which First Union reflects on account statements Securities positions for which First Union has no safekeeping or other responsibility under this Agreement ("Non-Custody Securities"). Non-Custody Securities shall be designated on First Union's books as "shares not held" or by other similar characterization. The Fund acknowledges and agrees that First Union shall rely, without independent verification, on information the Fund provides regarding Non-Custody Securities (including but not limited to Account positions and market valuations) and shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on First Union's books or set forth on account statements concerning Non-Custody Securities.

13.      Lending of Securities.

         a. Promptly after the Fund or its agent lends Securities in the Fund's account, the Fund shall deliver or cause to be delivered to First Union a certificate specifying (a) the name of the issuer and the title of the Securities; (b) the number of shares or principal amount loaned; (c) the date of the loan and delivery; (d) the total amount to be delivered to First Union against the loan of the Securities, including the amount of the cash collateral and the premium, if any, separately identified; and (e) the name of the broker-dealer or financial institution to which the loan was made. First Union shall not lend Securities except as the Fund or its agent instructs. First Union shall deliver Securities so designated to the broker-dealer or financial institution to which the loan was made upon the receipt of the total amount designated as to be delivered against the loan of Securities. First Union may accept payment in connection with a delivery otherwise than through the Book-Entry System or a Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or First Union drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in Securities.

         b. Promptly after each termination of a loan of Securities, the Fund shall deliver to First Union a certificate specifying (a) the name of the issuer and the title of the Securities to be returned; (b) the number of shares or principal amount to be returned; (c) the date of termination; (d) the total amount First Union is to deliver, including the amount of the cash collateral less any offsetting credits as described in the certificate; (e) the name of the broker-dealer or financial institution from which the Securities will be returned; and (f) whether the return is to be effected through the Book-Entry System or a Depository. First Union shall receive all Securities returned from a broker-dealer or other financial institution to which the Securities were loaned, and upon receipt thereof shall pay the total amount payable upon the return of the Securities as set forth in the certificate. Securities returned to First Union shall be held as they were before the loan.

14. Overdrafts or Indebtedness. First Union may from time to time agree to advance cash to the Fund, without interest, for the fund's proper corporate purposes. If First Union advances cash for any purpose, or if an overdraft in the Fund's Account shall arise for any reason (including, without limitation, overdrafts incurred in connection with the settlement of Securities transactions, funds transfers, or foreign exchange transactions) the Fund shall and hereby does grant to First Union a security interest in Securities the Fund holds equal in value to the amount of the cash advance but in no event shall the value of Securities the Fund holds in which a security interest has been granted exceed 20% of the value of the Fund's total assets at the time of the pledge. Should the Fund fail to repay First Union promptly, First Union shall be entitled to use available cash and to reasonably dispose of any Securities in which it has a security interest to the extent necessary to obtain reimbursement.

15.      Use of Depository or the Book-Entry System.

         a. The Fund shall deliver to First Union a certified resolution of the Directors or Trustees of the Fund approving, authorizing and instructing First Union on a continuous and ongoing basis, until First Union actually receives Proper Instructions to the contrary, (i) to deposit in a Depository or the Book-Entry System all Securities of the Fund eligible for deposit therein and
(ii) to use a Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation, settlements of the Fund's purchases and sales of Securities, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of this use, it is agreed that the following provisions shall apply thereto:

         b. Securities and any cash of the Fund deposited in a Securities Depository or Book-Entry System or subcustodian will at all times (1) be represented in an account of First Union in the Securities Depository or Book-Entry System (the "Account") and (2) be segregated from any assets and cash First Union controls in other than a fiduciary or custodian capacity but may be commingled with other assets held in these capacities. Securities and cash First Union deposits in a Depository or Book-Entry System will be held subject to the rules, terms and conditions of the Depository or Book-Entry System. Securities and cash held through subcustodians shall be held subject to the terms and conditions of First Union's agreements with the subcustodians. First Union shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, the Book-Entry System, or subcustodians. First Union shall not be responsible for Securities or cash until actually received. First Union will effect payment for Securities and receive and deliver Securities in accordance with accepted industry practices as set forth in (c) below, unless the Fund has given First Union Proper Instructions to the contrary.

         c. First Union shall pay for Securities purchased for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book-Entry System that the Securities have been transferred to the Fund, and (ii) the making of an entry on the records of First Union to reflect the payment and transfer for the account of the Fund. Upon receipt of Proper Instructions, First Union shall transfer Securities sold for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book-Entry System that payment for the Securities has been transferred to the Account, and (ii) the making of an entry on the records of First Union to reflect the transfer and payment for the account of the Fund. Copies of all advices from the Securities Depository or Book-Entry System of transfers of Securities for the account of the Fund shall identify the Fund, and First Union shall maintain these copies for the Fund and provide them to the Fund at its request. Upon request, First Union shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in a Securities Depository or Book-Entry System for the account of the Fund.

         d. First Union shall provide the Fund with any report First Union obtains on the Securities Depository or Book-Entry System's accounting system, internal accounting controls and procedures for safeguarding Securities deposited in the Securities Depository or Book-Entry System.

         e. All books and records First Union maintains that relate to the Fund's participation in a Securities Depository or Book-Entry System will at all times during First Union's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

         f. Anything to the contrary in this Agreement notwithstanding, First Union shall be liable to the Fund for any loss or damage to the Fund resulting from any negligence, misfeasance or misconduct of First Union or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book-Entry Systems or from failure of First Union or any agent to enforce effectively the rights it may have against the Securities Depository or Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated to the rights of First Union for any claim against the Securities Depository or Book-Entry System or any other person which First Union may have as a consequence of any loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

16.      Instructions Consistent With The Articles, etc.

         a. Unless otherwise provided in this Agreement, First Union shall act only upon Proper Instructions. First Union may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of the Articles or Declaration or By-Laws of the Fund or any vote or resolution of the Fund's Directors or Trustees, or any committee thereof. First Union shall be entitled to rely upon any Proper Instructions it actually receives pursuant to this Agreement and which it reasonably believes an Authorized Person has given. The Fund agrees that First Union shall incur no liability in acting in good faith upon Proper Instructions that First Union reasonably believes an Authorized Person has given to First Union. The Fund agrees to forward to First Union Proper Instructions confirming oral instructions by the close of business of the same day that the oral instructions are given to First Union. However, the Fund agrees that where First Union does not receive confirming Proper Instructions or receives contrary Proper Instructions, the validity or enforceability of transactions the oral instructions authorize and which First Union carries out shall not be affected.

         b. In accordance with instructions from the Fund, as accepted industry practice requires or as First Union may elect in effecting Proper Instructions, First Union shall be deemed to make a loan to the Fund, payable on demand, bearing interest at a rate it customarily charges for similar loans, when First Union advances cash or other Property, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities the Fund owes to First Union, or to any other party that has secured judgment in a court of law against the Fund which creates an overdraft in the accounts or over-delivery of Property.

         c. The Fund agrees that test arrangements, authentication methods or other security devices to be used for Proper Instructions which the Fund may give by telephone, telex, TWX, facsimile transmission, bank wire or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of the arrangements, methods or devices as First Union may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which First Union makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage First Union or the Fund incurs as a result of First Union's acting in accordance with instructions from any unauthorized person using the proper security device unless the loss, liability or damage was incurred as a result of First Union's negligence or willful misconduct. First Union may, but is not obligated to, electronically record any instructions given by telephone and any other telephone discussions about the Account. In the event that the Fund uses First Union's SEI Trust System, the Fund agrees that First Union is not responsible for the consequences of the failure of the SEI Trust System or network to perform for any reason, beyond the reasonable control of First Union, or the failure of any communications carrier, utility, or communications network. In the event the SEI Trust System or network is inoperable, the Fund agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to First Union's facsimile receiving equipment or by letter, at no less or additional charge to the Fund.

17. Transactions Not Requiring Instructions. First Union is authorized to take the following action without Instructions:

         a.       Collection of Income and Other Payments.  First Union shall:

             i. collect and receive on a timely basis for the account of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Fund, and promptly advise the Fund of the receipt and shall credit the income, as collected, to the Fund. Without limiting the generality of the foregoing, First Union shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on Securities held hereunder. Income due the Fund on Securities loaned pursuant to the provisions of Paragraph 12 shall be the responsibility of the Fund. First Union will have no duty or responsibility in connection therewith, other than to provide the Fund with information or data as may be necessary to assist the Fund in arranging for the timely delivery to First Union of the income to which the Fund is properly entitled. From time to time, First Union may elect, but shall not be so obligated, to credit the Account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving the same from a payor, central depository, broker or other agent the Fund or First Union employs. Any such crediting and posting shall be at the Fund's sole risk, and First Union shall be authorized to reverse any advance posting in the event First Union does not receive good funds from any payor, central depository, broker or agent of the Fund;
             ii. endorse and deposit for collection in the name of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

             iii. receive and hold for the account of the Fund all Securities the Fund receives as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any Securities of the Fund First Union holds hereunder;
             iv. present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable on the date the Securities become payable;
             v. take any action which may be necessary and proper in connection with the collection and receipt of the income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;
             vi. effect an exchange of the shares where the par value of stock is changed, and to surrender Securities at maturity or when advised of an earlier call for redemption or when Securities otherwise become available, against payment therefor in accordance with accepted industry practice. The Fund understands that First Union subscribes to one or more nationally recognized services that provide information on calls for redemption of bonds or other corporate actions. First Union shall not be liable for failure to redeem any called bond or to take other action if any service to which it subscribes did not provide notice of the call or action, provided that First Union shall have acted in good faith without negligence and in accordance with "Street Practice" (as is customary in industry). First Union shall have no duty to notify the Fund of any rights, duties, limitations, conditions or other information set forth in any Security (including mandatory or optional put, call and similar provisions), but First Union shall forward to the Fund any notices or other documents subsequently received in regard to any security. When fractional shares of stock of a declaring corporation are received as a stock distribution, unless specifically instructed to the contrary in writing, First Union is authorized to sell the fraction received and credit the Fund's account. Unless specifically instructed to the contrary in writing, First Union is authorized to exchange Securities in bearer form for Securities in registered form. If the issuer of any Property registered in the name of a nominee of First Union calls the Property for partial redemption, First Union is authorized to allot the called portion to the beneficial holders of the Property in a manner it deems fair and equitable in its sole discretion;
             vii. forward to the Fund copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of First Union, are intended for the Fund as the beneficial owner of Securities; and
             viii. execute, as First Union, any certificates of ownership, affidavits, declarations or other certificates for all federal and state tax purposes in connection with the collection or receipt of income, bond and note coupons, or other payments from Securities or in connection with transfers of Securities.

        b. Miscellaneous Transactions. First Union is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

             i. for examination by a broker selling for the Account of the Fund in accordance with street delivery custom;

             ii. for the exchange of interim receipts or temporary Securities for definitive securities; and

             iii. for transfer of Securities into the name of the Fund or First Union or a nominee of either, or for exchange of Securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any case, the new Securities are to be delivered to First Union.

18. Transactions Requiring Instructions. In addition to the actions requiring Proper Instructions set forth in this Agreement, upon receipt of Proper Instructions and not otherwise, First Union, directly or through the use of a Depository or the Book-Entry System, shall:

        a. Execute and deliver to the persons as may be designated in Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

        b. Deliver any Securities held for the Fund against receipt of other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

        c. Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence delivery;

        d. Make transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in the instructions to effectuate any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

        e. Release Securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan the Fund incurs; provided, however, that securities shall be released only upon payment to First Union of the monies borrowed or upon receipt of adequate collateral as the Fund and First Union agree, which may be in cash or obligations issued by the U.S. government, its agencies, or instrumentalities, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay the loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

         f. Deliver Securities in accordance with the provisions of any agreement among the Fund, First Union and a broker-dealer registered under the Exchange Act and a member of the NASD relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with Fund transactions;

         g. Deliver Securities in accordance with the provisions of any agreement among the Fund, First Union and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with Fund transactions;

         h. Deliver Securities against payment or other consideration or written receipt therefore for transfer of Securities into the name of the Fund or First Union or a nominee of either, or for exchange of Securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any case, the new Securities are to be delivered to First Union;

        i. Exchange Securities in temporary form for Securities in definitive form;

        j. Surrender, in connection with their exercise, warrants, rights or similar Securities, provided that in each case, the new Securities and cash, if any, are to be delivered to First Union;

        k. Deliver Securities upon receipt of payment for any repurchase agreement the Fund enters into;

         l. Deliver Securities pursuant to any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the Securities to be delivered, setting forth the purpose for which the delivery is to be made, declaring the purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of the Securities shall be made; and

         m. Deliver Securities held for the Fund pursuant to separate security lending agreements concerning the lending of the Fund's Securities into which the Fund may enter, from time to time.

19.      Purchase and Sale of Securities.

         a. Promptly after the investment adviser (or any sub-adviser) purchases Securities, the Fund shall deliver to First Union (as custodian) Proper Instructions specifying for each purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon the purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Portfolio of the Fund for which the purchase was made. First Union shall upon receipt of Securities purchased by or for the Fund pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in Proper Instructions.

         b. Promptly after the investment adviser (or any sub-adviser) sells Securities, the Fund shall deliver to First Union (as First Union) Proper Instructions, specifying for each sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the dates of sale and settlement, (d) the sale price per unit, (e) the total amount payable to the Fund upon sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the Portfolio of the Fund for which the sale was made. First Union shall deliver the Securities upon receipt of the total amount payable to the Fund upon sale, provided that the same conforms to the total amount payable as set forth in Proper Instructions. Subject to the foregoing, First Union may accept payment in any form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

         c. The Fund understands that when First Union is instructed to deliver Securities against payment, delivery of the Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes full responsibility for all credit risks involved in connection with First Union's delivery of Securities pursuant to instructions of the Fund.

         d. Upon the Fund's Proper Instructions, First Union shall purchase or sell Securities and is authorized to use any broker or agent in connection with these transactions, but shall use affiliates of First Union only as the Fund directs. First Union shall not be liable for the acts or omissions of any broker or agent (except an affiliate of First Union). Upon the Fund's Proper Instructions (which may include standing instructions), First Union shall also invest cash balances in certificates of deposit, savings accounts or other similar instruments First Union issues or in money market or other mutual funds for which First Union or an affiliate may serve as investment adviser, administrator, custodian, shareholder servicing agent, or other capacity notwithstanding that First Union or its affiliate collects fees from these mutual funds for providing the services.

         e. Except as otherwise provided by law, a cash account (including subdivisions of accounts maintained in different currencies) shall constitute one single and indivisible Account. Consequently, First Union has the right, among others, to transfer the balance of any subaccount of a cash account to any other subaccount at any time and without prior notice.

         f.(i) For puts and calls traded on securities exchanges, NASDAQ, or over-the-counter, First Union shall take action as to put options and call options the Fund purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among First Union, any broker-dealer that is a member of the NASD, and, if necessary, the Fund, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

         (ii) Unless another agreement requires it to do so, First Union shall be under no obligation or duty to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall First Union be under any obligation or duty to present the option to the broker for exercise unless it receives Proper Instructions from the Fund. First Union shall have no responsibility for the legality of any put or call option sold on the Fund's behalf, the propriety of any purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from any account. First Union specifically, but not by way of limitation, shall not be under any obligation or duty to: (x) periodically check with or notify the Fund that the amount of collateral a broker holds is sufficient to protect the broker or the Fund against any loss;
(y) effect the return of any collateral delivered to a broker; or (z) advise the Fund that any option it holds has expired or is about to expire. These obligations and duties shall be the Fund's sole responsibility.

         (iii) For puts, calls, and futures traded on commodities exchanges, First Union shall take action as to put options and call options the Fund purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among First Union, any futures commission merchant registered under the Commodity Exchange Act, and the Fund, relating to compliance with rules of the Commodity Futures Trading Commission and/or any Contract Market, or of any similar organization or organizations, regarding account deposits for the Fund's transactions.

         (iv) First Union's responsibility as to futures, puts, and calls traded on commodities exchanges, any futures commission merchant account, and any account of the Fund shall be limited as set forth in subparagraph (f)(ii) of this Paragraph 19 as if the subparagraph referred to futures commission merchants rather than brokers, and futures and puts and calls thereon instead of options.

20. Records. The books and records pertaining to the Fund that are in the possession of First Union shall be the property of the Fund. First Union shall prepare and maintain these books and records as the 1940 Act and other applicable federal securities laws and rules and regulations require. The Fund or the Fund's authorized representatives shall have access to First Union's books and records pertaining to the Fund at all times during First Union's normal business hours, and First Union shall surrender these books and records to the Fund promptly upon request. Upon reasonable request of the Fund, First Union shall provide copies of any books and records to the Fund or the Fund's authorized representative at the Fund's expense.

21. Cooperation with Accountants. First Union shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to the accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's Form N-1A, Form N-SAR, and other reports to the SEC and for any other requirement of the SEC.

22. Reports to Fund by Independent Public Accountants. First Union shall provide the Fund, at times as the Fund may reasonably require, with reports from First Union's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding Securities, futures contracts and options on futures contracts, including Securities deposited and/or maintained in a Securities Depository or Book-Entry System, relating to the services First Union provides under this Agreement. These reports shall be of sufficient scope and in sufficient detail as the Fund may reasonably require to provide reasonable assurance that the examination would disclose any material inadequacies and, if there are no material inadequacies, the reports shall so state.

23. Confidentiality. First Union agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information related to the Fund and its prior, present or potential Shareholders, and to the investment adviser and its prior, present or potential customers, and not to use these records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to the Fund and the Fund's written approval. The Fund shall not unreasonably withhold this approval, and may not withhold its approval where First Union may be exposed to civil or criminal contempt proceedings for failure to comply, when duly constituted authorities request First Union to divulge this information, or when the Fund so requests. Nothing contained herein, however, shall prohibit First Union from advertising or soliciting the public generally for other products or services, regardless of whether the advertisement or solicitation may include prior, present or potential shareholders of the Fund.

24. Equipment.

         a. First Union represents and warrants that each and every commercial and noncommercial hardware, software, and firmware used with any services provided under this Agreement shall, at no additional costs to the Fund, be able to store and process accurately any and all date and date-related data (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting, and sequencing) without error or malfunction before, during, and after the twentieth ("20th") and twenty-first ("21st") centuries, including but not limited to, changing accurately the calendar year to the year 2000, processing leap year calculations, and processing any other dates with unique digit arrangements such as, by way of example, 9/9/99. These representations and warranties shall be in effect so long as First Union provides the services under this Agreement for the Fund's benefit.

         b. First Union shall notify the Fund of any errors, omissions or interruptions in, or delay or unavailability of First Union's ability to safeguard and hold Securities and cash in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible at no less or additional expense to the Fund.

         c. In the event of equipment failures beyond First Union's control, First Union shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. First Union shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for back up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

25.  Right to Receive Advice.

         a. If First Union shall be in doubt as to any action it may take or omit to take, it may request, and shall receive, from the Fund clarification or advice. If First Union shall be in doubt as to any question of law involved in any action it may take or omit to take, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or First Union, at the option of First Union). If First Union receives conflicting advice from the Fund and from counsel of its choosing, First Union shall be entitled to rely on and follow the advice of its counsel, and shall be fully protected for anything it does or omits to do in good faith in conformity with this advice.

         b. First Union shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraph (a) of this Paragraph 25 which First Union, after receipt of any directions or advice, in good faith believes to be consistent with these directions or advice. However, nothing in this Paragraph shall be construed as imposing upon First Union any obligation (i) to seek directions or advice, or
(ii) to act in accordance with directions or advice when received, unless, under the terms or another provision of this Agreement, the same is a condition to First Union's properly taking or omitting to take action. Nothing in this subparagraph shall excuse First Union when an action or omission on the part of First Union constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

26.      Compensation.

         a. As compensation for the services described in this Agreement that First Union shall provide during the term of this Agreement, the Fund will pay to First Union (a) monthly fees as outlined in Attachment A, and (b) out-of-pocket expenses, including but not limited to all costs associated with the conversion of the Fund's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement, reimbursement of any taxes or other charges which may be imposed upon the Fund or its income and fees, or on First Union in connection with any acquisition, holding, sale, transfer, delivery, or receipt of Securities or cash under this Custody Agreement (other than income or other taxes imposed upon First Union in connection with its provision of the custodial services contemplated hereunder); and expenses of third parties providing services to the Fund (other than services of third parties as are already compensated as described in this Agreement), including the services of legal counsel (other than as described in Paragraph 24) and independent accountants, appraisers, and brokers. These fees and charges will be payable quarterly in arrears.

27. Indemnification. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless First Union and its nominees from all taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements, arising directly or indirectly from any action or thing which First Union takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund given in accordance with the terms of this Agreement, or (ii) upon Proper Instructions; provided, however, that neither First Union nor any of its nominees or subcustodian shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to this liability) arising out of (x) First Union's or its nominee's or subcustodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement or any agreement between First Union and any nominee or subcustodian or (y) First Union's own negligent failure to perform its duties under this Agreement. First Union similarly agrees to indemnify and hold harmless the Fund from all liabilities and expenses arising directly or indirectly from First Union's or its nominee's or sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this agreement. If First Union advances any cash for any purpose resulting from Proper Instructions, or if First Union or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard of its duties under this Agreement or any agreement between First Union and any nominee or subcustodian, the Fund shall promptly reimburse First Union for the advance of cash or taxes, charges, expenses, assessments, claims or liabilities.

28.  Performance of Duties and Standard of Care.

         a. In the performance of its duties hereunder, First Union shall be obligated to exercise care and diligence and act in good faith to ensure the accuracy and completeness of all services performed under this Agreement.

         b. First Union shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as First Union may specifically agree to in writing.

         c. First Union may enter into subcontracts, agreements and understandings with affiliates, whenever and on any terms and conditions as it deems necessary or appropriate to perform its services under this Agreement, consistent with the 1940 Act and other applicable law. No subcontract, agreement or understanding shall discharge First Union from its obligations under this Agreement.

         d. First Union shall not be obligated to execute any of the Fund's Proper Instructions if First Union believes that to do so will or may contravene any law or regulation, any relevant market practice, or First Union's general practice in performing custody services. The Fund hereby agrees to hold First Union harmless from loss, claims, liability or expense asserted against First Union as a result of any contravention undertaken at the Fund's request.

         e. First Union shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, First Union shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith, or negligence on the part of First Union or any subcustodian it appoints or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, First Union in connection with its duties under this Agreement shall, so long as and to the extent it is in the exercise of reasonable care, not be under any duty or obligation to inquire into and shall not be liable for or in respect of (i) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which First Union believes to be genuine, (ii) the validity of the issue of any Securities the Fund purchases or sells, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (iii) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (iv) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, (v) the legality of the declaration or payment of any dividend or distribution on Shares, or (vi) delays or errors or loss of data occurring by reason of circumstances beyond First Union's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 24), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation systems, communication systems or power supply.

         f. The Fund assumes full responsibility for insuring that the contents of each Registration Statement of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

29. Effective Period; Termination and Amendment. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided. The parties may mutually agree to amend this Agreement at any time. Either party may terminate this Agreement by an instrument in writing delivered or mailed, postage prepaid to the other party, the termination to take effect not sooner than thirty (30) days after the date of delivery or mailing; provided, however, that First Union shall not act under Paragraph 7 in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors or Trustees of the Fund has approved the initial use of a particular Securities Depository or Book-Entry System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors or Trustees has reviewed the Fund's use of the Securities Depository and/or Book-Entry System, as Rule 17f-4 under the 1940 Act requires, provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation or Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Directors or Trustees (i) substitute another bank or trust company for First Union by giving notice as described above to First Union or (ii) immediately terminate this Agreement in the event the Comptroller of the Currency appoints a conservator or receiver for First Union or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Fund shall pay to First Union all compensation as may be due as of the date of termination and shall likewise reimburse First Union for its reasonable costs, expenses and disbursements in connection with such termination and transfer of the Fund's Property to a successor custodian.

30. Successor Custodian. If the Board of Directors or Trustees shall appoint a successor custodian, First Union shall, upon termination, deliver to the successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all Securities it then holds under this Agreement and shall transfer to an account of the successor custodian all of the Fund's Securities held in a Securities Depository or Book-Entry System. If the Fund does not deliver to First Union a written order designating a successor custodian or certified copy of a vote of the Board of Trustees on or before the date when the termination shall become effective, then First Union shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, monies, and other Property First Union holds and all instruments First Union holds relative thereto and all other Property it holds under this Agreement and to transfer to an account of the successor custodian all of the Fund's Securities held in any Securities Depository or Book-Entry System. Thereafter, that bank or trust company shall be the successor of First Union under this Agreement. If Property of the Fund remains in the possession of First Union after the date of termination of this Agreement owing to the Fund's failure to procure the certified copy of the vote referred to or of the Board of Directors or Trustees to appoint a successor custodian, First Union shall be entitled to fair compensation for its services during the period as First Union retains possession of the Property and the provisions of this Agreement relating to the duties and obligations of First Union shall remain in full force and effect.

31. Notices. All notices and other communications ("Notice" or "Notices" in this Paragraph) hereunder shall be in writing and shall first be sent by telegram, cable, telex, or facsimile sending device, and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to First Union, at First Union's address, Institutional Trust Services, Global Custody Unit, PA4944, 123 South Broad Street, Philadelphia, Pa. 19109; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at another address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, of if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. The sender shall pay all postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice.

32.  Further   Actions.  Each party  agrees to perform  further acts and execute further documents as are necessary to effectuate the purposes of this Agreement.

33. Additional Portfolios. In the event that the Fund establishes one or more portfolios of a Fund in addition to the Portfolios listed on Attachment C, for which it desires First Union to render services as custodian under the terms hereof, it shall so notify First Union in writing, and if the Custodian agrees in writing to provide these services, the portfolios shall become a Portfolio hereunder.

34. Miscellaneous. Except as mutually agreed, in writing, by the parties, this Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the parties hereto. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in the state of North Carolina and governed by North Carolina law. If a court decision, statute, rule or otherwise holds or invalidates any provision of this Agreement, the remainder of this Agreement shall not be affected. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. The Fund's Articles of Incorporation or Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Fund's officers have executed this Agreement on behalf of the Fund as officers and not individually and the obligations this Agreement imposes upon the Fund are not binding upon any of the Fund's Directors or Trustees, officers or shareholders individually but are binding only upon the assets and Property of the Fund.

         IN WITNESSES WHEREOF, the parties hereto have caused their officers designated below to execute this Agreement as of the day and year first above written.


                              BROWN CAPITAL MANAGEMENT INTERNATIONAL EQUITY FUND

  Attest: /s/                                  By: /s/
         ________________________________          _____________________________


                                               Name:
                                                    ____________________________

                                               Title:
                                                     ___________________________


                              FIRST UNION NATIONAL BANK


  Attest: /s/                                  By: /s/
         ________________________________          _____________________________


                                               Name:
                                                    ____________________________

                                               Title:
                                                     ___________________________

ATTACHMENT A

Fees

For the services described in the Agreement, the Fund shall pay a custody safekeeping fee and custody transaction fees as follows, quarterly in arrears:

Domestic Custody Safekeeping Fees
---------------------------------

Reference: fees schedule



Domestic Custody Transaction Fees
---------------------------------

Reference: fees schedule

Out of pocket expenses incurred under this Agreement will be billed to the Fund monthly.

  ATTACHMENT B

  Authorized Persons

         Tedd Alexander             Stephon Jackson
         Eddie Brown                Keith Lee
         Donna Courtney             Kimberly Markiewicz
         Patricia Flaherty          Melanie Mendoza
         Robert Hall                Janine Needham
         Maurice Haywood            Eddie Ramos
         Charlene Gross             Valya Talley

ATTACHMENT C

Portfolios of the Fund

         The Brown Capital Management International Equity Fund

                 RULE 17F-5 AMENDMENT TO THE GLOBAL MUTUAL FUND
                                CUSTODY AGREEMENT


         AMENDMENT, dated _____________ , to the Mutual Fund Global Custody Agreement (Agreement) between The Brown Capital Management International Equity Fund (Fund), a Massachusetts investment company, and First Union National Bank (First Union), a National Bank.

         WHEREAS, the Fund desires to appoint First Union as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, First Union desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the mutual premises hereinafter contained in this Agreement, the Fund and First Union hereby agree as follows:

         Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         Section 2. The Agreement is amended by adding a new Paragraph 35 as follows:

Compliance with SEC Rule 17f-5.
-------------------------------

a. Appointment. The Fund hereby appoints First Union as a Foreign Custody Manager to perform the responsibilities set forth in this Paragraph 35 with respect to Foreign Assets, and First Union hereby accepts such appointment as a Foreign Custody Manager of the Fund. First Union agrees to fulfill its duties and perform its responsibilities hereunder in accordance with SEC Rule 17f-5 and the Fund's Foreign Custody Manager Guidelines, as may be amended from time to time, which are attached hereto as Exhibit A and incorporated herein (the Guidelines).

b. Standard of Care. First Union shall use the reasonable care, prudence, and diligence a person having responsibility for the safekeeping of the assets of an investment company registered under the 1940 Act would exercise in performing the responsibilities set forth in this Paragraph 35.

c.  Scope of Responsibilities as Foreign Custody Manager.

                  (i) Selection. First Union shall place and maintain Foreign Assets in the care of one or more Eligible Foreign Custodians or Securities Depositories. In performing its responsibilities to place and maintain Foreign Assets with an Eligible Foreign Custodian or Securities Depository, First Union shall determine that the Eligible Foreign Custodian or Securities Depository will hold Foreign Assets in the exercise of reasonable care, based on the standards applicable to custodians in the jurisdiction or market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

                  (A) the Eligible Foreign Custodian's or Securities Depository's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, its security and data protection practices, settlement practices, and its Euro conversion safeguards, preparations and precautions;

                  (B) whether the Eligible Foreign Custodian or Securities Depository has the financial strength to provide reasonable care for Foreign Assets and to protect Foreign Assets against the Eligible Foreign Custodian's or Securities Depository's insolvency;

                  (C) the Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and the number of participants therein; and

                  (D) whether the Fund will have jurisdiction over, and be able to enforce judgments against, the Eligible Foreign Custodian or Securities Depository in the United States.

                  (ii) Contracts. First Union shall ensure that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with such Eligible Foreign Custodian (or in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing). First Union shall determine that the written contract (or in the case of a Securities Depository, the written contract, the rules or established practices or procedures of the Securities Depository, or any combination of the foregoing) governing the foreign custody arrangements with each Eligible Foreign Custodian First Union selects will provide reasonable care for Foreign Assets held by that Eligible Foreign Custodian. Each written contract will include terms that provide:

                  (A) for indemnification and/or insurance arrangements such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

                  (B) that the Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim for the Eligible Foreign Custodian's services under the contract or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

                  (C) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value, other than payments for the Eligible Foreign Custodian's services under the contract;

                  (D) that the Eligible Foreign Custodian will maintain adequate records identifying the Foreign Assets held under the contract as belonging to a Fund or as being held by a third party for the benefit of a Fund;

                  (E) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and

                  (F) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the account of a Fund or a third party account containing the Foreign Assets held for the benefit of a Fund.

or, in lieu of any or all of the terms set forth in (A) through (F) above, such other terms that First Union determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (A) through (F) above in their entirety.

First Union shall have no responsibility under this Paragraph 35.c.(ii) with respect to Compulsory Depositories.

                  (iii) Monitoring. First Union will exercise reasonable care, prudence, and diligence to establish and maintain a system to monitor: (i) the appropriateness of maintaining assets with each Eligible Foreign Custodian and each Securities Depository; (ii) each Eligible Foreign Custodian's or Securities Depository's continuing compliance with the standards set forth in Rule 17f-5, the Guidelines and this Amendment; and (iii) Material Changes to the Fund's foreign custody arrangements, as defined in paragraph (d) below (the Monitoring System).

                  (iv) Withdrawing Fund Assets. In the event that a foreign custody arrangement no longer meets the terms and conditions set forth in SEC Rule 17f-5 or 17f-7, this Agreement or the Guidelines, First Union will promptly notify the Fund and will then act in accordance with the Fund's Instructions with respect to the disposition of the affected Foreign Assets. Under exigent circumstances, however, First Union is authorized to withdraw Foreign Assets if, after first notifying the Fund, forty-eight (48) hours has passed without receiving a response to the notification from an Authorized Person.

                  (v) Reporting Requirements. First Union shall report the placement of Foreign Assets with an Eligible Foreign Custodian and non-Material Changes by providing a written report to the Board periodically. With respect to Material Changes, First Union shall provide the Board with a written report promptly after the occurrence of the Material Change. Material Changes include: a decision to remove all Foreign Assets from a particular sub-custodian; any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength; First Union's inability to perform its duties in accordance with a standard of care under this Amendment; a change in control of an Eligible Foreign Custodian; the failure of an Eligible Foreign Custodian to comply with the standards in the Guidelines, the terms of Rule 17f-5, its contract governing the Fund's foreign custody arrangements or the established practices or procedures of a Securities Depository; any material change in any contract governing the Fund's foreign custody arrangements; any material change in the established practices or procedures of a Securities Depository; the failure of First Union or a foreign custody arrangement to meet the standards in Rule 17f-5, the Guidelines or this Amendment; any event that may adversely affect First Union's ability to comply with the Guidelines, Rule 17f-5 or this Amendment; and a material change in any information provided to the Board regarding First Union's expertise in foreign custody issues and risks, First Union's use of third party experts to perform its foreign custody responsibilities, the Board's ability to monitor First Union's performance, First Union's financial strength or its ability to indemnify the Fund.

                  (vi) Provision of Information. First Union shall provide to the Fund such information as is specified in Appendix 1-B hereto, as may be amended from time to time by the parties. The Fund hereby acknowledges that such information is solely designed to inform the Fund of market conditions and procedures, but is not intended to influence the Fund's investment decisions. First Union must use reasonable care in gathering such information. First Union agrees to promptly notify the Fund's investment adviser at the time that First Union becomes aware of a material change to the information provided or if First Union learns that any information previously provided is incomplete or inaccurate. At least annually, First Union will provide to the Fund a written statement as may reasonably be required to document its compliance with the terms of this Agreement, as well as information regarding the following factors:
(i) First Union's expertise in foreign custody issues and risks; (ii) First Union's use of third party experts to perform its foreign custody responsibilities; (iii) the Board's ability to monitor First Union's performance; and (iv) First Union's financial strength and its ability to indemnify the Fund if necessary. With respect to each Eligible Foreign Custodian employed by the Fund under this Paragraph 35.(c)(vi), First Union agrees to provide to the Fund or its investment adviser any information it possesses regarding Country Risk or the risks associated with placing or maintaining Foreign Assets with the Eligible Foreign Custodian.

d. Representations. The Fund hereby represents to First Union that (i) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance under this Agreement. First Union hereby represents to the Fund that (i) it is a U.S. Bank with the full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by First Union, constitutes a valid and legally binding obligation of First Union enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on First Union prohibits First Union's execution or performance of this Agreement; and (iii) First Union has established, and agrees to maintain during the term of this Agreement, the Monitoring System.

In addition to any express or implied warranties made in the Agreement, First Union hereby represents and warrants that each and every commercial and noncommercial hardware, software, firmware, mechanical, or electrical product (Product(s)) utilized, created, assembled, manufactured, developed, or modified in connection with any goods or services offered or provided under this
Amendment shall, at no additional costs to the Fund, be able to store and process accurately any and all data reflected in the currency unit of the European Monetary Union, the Euro, and related to the Euro (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting, and sequencing). The Fund may, at no additional cost, require First Union to demonstrate compliance and/or compliance techniques and test procedures it intends to follow, or evidence of compliance by First Union and relevant third party vendors, consistent with the Euro-related representations, warranties, and obligations contained herein. These representations and warranties shall be in effect so long as the service(s) or Product(s) provided under this agreement are used by First Union or provided by First Union for the benefit of the Fund.

e. Condition Precedent. As a condition precedent to First Union's performance under this Amendment, the Fund shall deliver to First Union a certificate from the Fund's secretary containing the resolution of the Board regarding the Board's determination that it is reasonable to rely on First Union to perform the delegated responsibilities provided for herein.

f. Country Risk. First Union's responsibilities under this Paragraph 35 shall not include, or be deemed to include, any evaluation of Country Risks associated with investment in a particular country. This subpart (f) shall not in any way limit First Union's responsibilities as a Foreign Custody Manager for the selection or monitoring of Eligible Foreign Custodians and Securities Depositories as set forth in Paragraph 35.c of this agreement.

g. Best Customer. If at any time First Union is or becomes a party to an agreement to serve as Foreign Custody Manager to an investment company that provides for either: (a) a standard of care with respect to the selection of Eligible Foreign Custodians in any jurisdiction higher than that set forth in Paragraph 35.c (i) or (ii) a standard of care with respect to exercise of First Union's duties other than that set forth in Paragraph 35.b, First Union agrees to notify the Fund of this fact and to raise the applicable standard of care hereunder to the standard specified in such other agreement. In the event that First Union offers services to an investment company with respect to Compulsory Depositories in addition to those First Union provides to the Fund hereunder, First Union agrees that it will notify the Fund of this fact and will offer such services to the Fund subject to its normal commercial terms for such services.

h. Direction of Eligible Foreign Custodians. The Fund may direct First Union to place and maintain Foreign Assets with a particular Eligible Foreign Custodian. In such event, First Union will have no duties under this Paragraph 35 with respect to such arrangement, except those included under Paragraph 35.c (vi) and those that it may undertake specifically in writing.

i        Tax Services.
                  (i) First Union shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits that apply in each market in respect of income payments on Assets for the benefit of the Fund which First Union believes may be available to the Fund. If the Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, First Union shall, or shall instruct the applicable Eligible Foreign Custodian or withholding agent to, either withhold or pay such tax at such reduced rate or refrain from withholding or paying such tax, as appropriate. In the event that a reduced rate of, or exemption from, any tax is obtainable only by means of an application for refund, First Union shall, or shall instruct the applicable Eligible Foreign Custodian or withholding agent to, apply for such refund. The provision of tax services is conditional upon the Fund's provision to First Union of all documentary evidence as First Union shall reasonably require in connection with taxation, and the Fund warrants that when given, this information shall be true and correct in every material respect. The Fund undertakes to notify First Union immediately if any such information requires updating or amendment.

                  (ii) First Union and the applicable Eligible Foreign Custodian shall have no responsibility for the accuracy or validity of any forms or documentation the Fund provides to First Union hereunder, and the Fund hereby indemnifies and agrees to hold harmless First Union and each Eligible Foreign Custodian in respect of any liability arising from any underwithholding or underpayment of any tax which results from the inaccuracy or invalidity of any such forms or other documentation.

                  (iii) First Union and the applicable Eligible Foreign Custodian shall not be liable to the Fund or any third party for any taxes, fines or penalties payable by the Fund or First Union, and shall be indemnified accordingly, whether these result from the Fund's or any third party's inaccurate completion of documents, or as a result of the Fund's or any third party's provision of inaccurate or misleading information or the withholding of material information, or as a result of any delay of any revenue authority or any other event beyond the control of First Union or any Eligible Foreign Custodian.

                  (iv) First Union shall perform tax reclaim services only for taxation levied by the revenue authorities of the countries notified to First Union from time to time, and First Union may, after notifying the Fund in writing, supplement or amend the markets in which it offers tax reclaim services. Other than as expressly provided in this clause (iv), First Union shall have no responsibility for the Fund's tax position or status in any jurisdiction.

                  (v) First Union is authorized to deduct from any Property in the form of cash any taxes or levies required by any revenue or governmental authority under applicable law in respect of the Account.

j.       Definitions.

Board means the board of trustees or board of directors, as applicable, of the Fund.

Compulsory Depository means a Securities Depository listed on Appendix 1-A hereto, as the Board, its delegate or its duly authorized officer(s) may amend from time to time, upon notice to First Union.

Country Risks means the systemic risks arising from holding assets in a particular country, including those arising from a country's financial infrastructure, prevailing custody and settlement practices; expropriation, nationalization or other governmental actions; and laws applicable to the safekeeping and recovery of assets held in custody in such country.

Eligible Foreign Custodian means an Eligible Foreign Custodian as defined in SEC Rule 17f-5(a)(1) and any other entity that the SEC qualifies as such by exemptive order, no-action relief, rule or other appropriate SEC action.

Foreign Assets means any Portfolio's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

Foreign Custody Manager means a Foreign Custody Manager as defined in SEC Rule 17f-5(a)(3).

Portfolio means each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets.

SEC means the U.S. Securities and Exchange Commission.

Securities Depository means any securities depository or clearing agency within the meaning of SEC Rule 17f-4(a).

U.S. Bank means a U.S. bank as defined in SEC Rule 17f-5(a)(7).

1940 Act means the Investment Company Act of 1940.

k. Authorization. Subject to the terms and conditions herein, First Union is hereby authorized to: (i) place and maintain Foreign Assets on behalf of the Fund with Eligible Foreign Custodians pursuant to a written contract determined appropriate by First Union in accordance with the terms and conditions herein and (ii) withdraw Foreign Assets from Eligible Foreign Custodians in accordance with the terms and conditions herein.

l.       Concerning First Union

                  (i) For its services hereunder, the Fund agrees to pay to First Union such compensation and out-of-pocket expenses as shall be mutually agreed.

                  (ii) First Union shall have only such duties as are expressly set forth herein. This subpart shall not in any way limit First Union's responsibilities as a Foreign Custody Manager for the selection or monitoring of Eligible Foreign Custodians and Securities Depositories as set forth in Paragraph 35.c of this agreement.

m.       Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

         IN WITNESS WHEREOF, the Fund and First Union have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                      THE BROWN CAPITAL MANAGEMENT INTERNATIONAL
                                      EQUITY FUND

                                      By:
                                          _______________________________


                                      Title:
                                             ____________________________


                                      Tax Identification No.
                                                            _____________





                                      FIRST UNION NATIONAL BANK

                                      By:
                                          _______________________________


                                      Title:
                                             ____________________________

                                    Exhibit A
                                    ---------

                       Foreign Custody Manager Guidelines

The Trustees have reviewed and authorized the Fund to invest in the following foreign countries:

                  Australia
                  Austria
                  Belgium
                  Canada
                  Germany
                  Denmark
                  France
                  Hong Kong
                  India
                  Israel
                  Japan
                  Luxembourg
                  Mexico
                  Netherlands
                  New Zealand
                  Norway
                  Portugal
                  Singapore
                  South Korea
                  Spain
                  Sweden
                  Switzerland
                  United Kingdom
                  United States

                                  Appendix 1-A
                                  ------------

List of Compulsory Depositories, as determined by the Board, its delegate or duly authorized officers of the Fund:




          [to be completed]

                                  Appendix 1-B
                                  ------------

         Information Regarding Country Risk and Compulsory Depositories

1. To aid the Fund or its delegate in its consideration of Country Risks, First Union shall furnish the Fund annually and prior to the initial placing of Foreign Assets into a country, the following information:

         a. Opinions of local counsel, both internal and external, concerning whether applicable foreign law would restrict the: (i) access afforded the Fund's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country; (ii) Fund's ability to recover its Foreign Assets in the event of the bankruptcy of an Eligible Foreign Custodian in that country; or (iii) Fund's ability to recover Foreign Assets that are lost while under the control of an Eligible Foreign Custodian located in that country.

         b. Written information concerning: (i) the likelihood of expropriation, nationalization, freezes, or confiscation of the Fund's Foreign Assets and (ii) whether difficulties in converting the Fund's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

         c. A market report with respect to the following topics: (i) securities regulatory environment; (ii) foreign ownership restrictions; (iii) foreign exchange; (iv) securities settlement and registration; (v) taxation; and (vi) compulsory depositories.

2. To aid the Fund in monitoring Country Risk, First Union shall furnish the Fund with the following information: Market flashes, including with respect to changes in the information contained in the above market reports.

3. To aid the Fund or its delegate in selecting Compulsory Depositories, First Union shall furnish the Fund with the following information: (i) information regarding the Compulsory Depository's practices, procedures and internal controls, including the Eligible Foreign Custodian's physical facilities to safeguard certificated securities, settlement practices (such as whether trades are settled strictly on a delivery vs. payment or some other basis), security and data protection practices, and recordkeeping methods, and its Euro conversion safeguards, preparations and precautions; (ii) financial information on the Compulsory Depository, including, but not limited to, the Compulsory Depository's most recently audited financial statements (prepared according to U.S. GAAP, if feasible); (iii) the Compulsory Depository's general reputation and standing, both in its own country and abroad, including, but not limited to, the Compulsory Depository's operating history and number of participants; and
(iv) information regarding whether the Fund has U.S. jurisdiction over the Compulsory Depository and whether the Fund can enforce judgments against the Compulsory Depository.

4. First Union shall furnish additional information customarily provided to other investment companies registered under the Investment Company Act of 1940 for which First Union provides foreign custody services.

5. First Union shall furnish additional information regarding Country Risks and Compulsory Depositories as the Fund may reasonably request from time to time.